SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2000


Commission File Number: 0-7914

                        BASIC EARTH SCIENCE SYSTEMS, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                            84-0592823
            --------                                            ----------
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

     8547 E. Arapahoe Rd. #J-464
     Greenwood Village, Colorado                                   80112
     ---------------------------                                   -----
(Address of principal executive offices)                         (Zip Code)

                                 (303) 773-8000
                                 --------------
                   (Registrant telephone including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or such shorter period the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                              Yes ( X )   No (   )

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practical date.

                            Common Stock: 16,530,487
                            ------------------------


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                         INFORMATION INCLUDED IN REPORT

Item 5. Other Events

On March 3, 2000, Basic Earth Science Systems, Inc. (Basic or the Company) executed an amended loan agreement with its bank. Under the terms of the amended agreement, which was made effective February 16, 2000, the expiration of the loan was extended from April 1, 2000 until December 31, 2001. As before, the Company is expected to make principal payments of $20,000 per month until maturity and any remaining balance at maturity would then be due and payable.

In a concurrent action, the bank extended Basic's borrowing base and made an additional $41,000 available for the purchase of two wells located in Divide County, North Dakota.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           BASIC EARTH SCIENCE SYSTEMS, INC.



Date: March 3, 2000                        By: /s/ Ray Singleton
-------------------                        ---------------------
                                           Ray Singleton, President